UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2008
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 30, 2008, on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of XenoPort, Inc. (the “Company”), the Board elected Per G.H. Lofberg as a Class 1 director for a term expiring at the 2009 Annual Meeting of Stockholders. There was no arrangement or understanding between Mr. Lofberg and any other persons pursuant to which Mr. Lofberg was selected as a director. Mr. Lofberg was also appointed to the Compensation Committee of the Board.
Mr. Lofberg shall participate in the Company’s compensation program for non-employee directors. Pursuant to this program, Mr. Lofberg shall be eligible to receive $20,000 per year for service as a Board member (paid as a quarterly retainer), $2,000 for each Board meeting attended in person ($1,000 for meetings attended by video or telephone conference) and $500 for each Compensation Committee meeting attended in person (or by video or telephone conference). In addition, all non-employee directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings and for the reasonable expenses incurred by directors to attend programs designed to provide continuing education regarding the appropriate role of directors in a public company.
Mr. Lofberg is also eligible to receive automatic grants of stock options to purchase shares of the Company’s common stock under the Company’s 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Pursuant to the terms of Directors’ Plan, Mr. Lofberg shall receive a one-time initial option to purchase 25,000 shares of the Company’s common stock. Such initial option grant vests in a series of four successive equal annual installments on the first through fourth anniversaries of Mr. Lofberg’s date of election to the Board. In addition, under the Directors’ Plan, any individual who is serving as a non-employee director on the date of each annual meeting of stockholders shall receive an option to purchase up to 10,000 shares of the Company’s common stock on such annual meeting date. Such annual option grants vest in a series of 12 successive equal monthly installments measured from the date of grant. Options granted under the Directors’ Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the Directors’ Plan is equal to 100% of the fair market value of the Company’s common stock subject to the option on the grant date. As long as the optionee continues to serve with the Company, the option will continue to vest and be exercisable during its term. When the optionee’s service terminates, the optionee may exercise any vested options for a period of 12 months following the cessation of service. All stock options granted under the Directors’ Plan have a term of ten years.
A press release announcing Mr. Lofberg’s election to the Board is attached hereto as Exhibit 99.1.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press release, dated July 31, 2008, relating to the appointment of Per G. H. Lofberg to the XenoPort board of directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc.
(Registrant)

Dated: August 1, 2008	By:	/s/ William G. Harris

William G. Harris
Senior Vice President of Finance and
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press release, dated July 31, 2008, relating to the appointment of Per G. H. Lofberg to the XenoPort board of directors.